UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SKYLINE MEDICAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

SKYLINE MEDICAL INC.

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

Telephone: (651) 389-4800

SUPPLEMENTAL MATERIAL TO OUR PROXY STATEMENT

FOR OUR SPECIAL MEETING TO BE HELD ON SEPTEMBER 15, 2016

This Supplement dated September 7, 2016 amends and supplements the Proxy Statement of Skyline Medical Inc. (“we,” “our” or the “Company”) dated August 9, 2016 (the “Proxy Statement”) for our Special Meeting of Stockholders (the “Special Meeting”) to be held on September 15, 2016 with the following information.

Appointment of Proxy Solicitor

On of September 7, 2016, we retained MoneyInfo, LLC (“MoneyInfo”) to assist in soliciting proxies on our behalf in connection with the Special Meeting. We have agreed to pay MoneyInfo a fee of $20,000 for these services. We bear all proxy solicitation costs. If stockholders need assistance with casting or changing their vote, they should contact our proxy solicitor, MoneyInfo, 781-826-8882.

Important Information

The Company has filed a definitive Proxy Statement with the Securities and Exchange Commission (the “SEC”) and has furnished to its stockholders a Proxy Statement in connection with the solicitation of proxies for the Annual Meeting. The Company advises its stockholders to read the Proxy Statement relating to the Annual Meeting, as amended and supplemented, because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.